Exhibit 10.39

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Amendment No. 2 to Exclusive License Agreement

This Amendment No. 2 to Exclusive License Agreement (this “Amendment”), effective May 30, 2017 (the “Amendment Effective Date”), is made and entered into by and between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and Galaxy Biotech, LLC, a Delaware limited liability company (“Galaxy”).

Background

A.FivePrime and Galaxy are parties to the Exclusive License Agreement, dated December 22, 2011, as amended May 16, 2016 (the “Agreement”).

B.Pursuant to Section 10.10 of the Agreement, the Agreement may be amended, or any term thereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties.

C.FivePrime and Galaxy desire to amend certain provisions of the Agreement as set forth in this Amendment.

Now, therefore, FivePrime and Galaxy agree as follows:

1.Amendment of the Agreement. FivePrime and Galaxy agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

2.Net Sales Definition.

2.1Section 1.62 of the Agreement is hereby amended by insertion of the following paragraph after subsection (f) of the first paragraph:

“In the case of sales of a Diagnostic Product by a sublicensee of FivePrime’s rights under this Agreement, FivePrime may by written notice to Galaxy replace the deductions of (a) through (f) above with the deductions allowed in the corresponding sublicense agreement, such notice to include the new list of deductions, provided such new deductions are commercially reasonable.”

CONFIDENTIAL

2.2Section 1.62 of the Agreement is hereby amended by insertion of the following paragraph after the third paragraph:

“In the case of sales of a Diagnostic Product by a sublicensee of FivePrime’s rights under this Agreement, where such Diagnostic Product is a component of a Combination Product, the foregoing paragraph shall not apply, and instead the provisions for calculating the Net Sales set forth in the corresponding sublicense agreement shall apply.”

2.3The last paragraph of Section 1.62 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Net Sales will be calculated in a manner consistent with FivePrime’s accounting policies consistently applied; provided, that for any sales of a Diagnostic Product by a sublicensee of FivePrime’s rights under this Agreement, Net Sales will be calculated in a manner consistent with such sublicensee’s accounting policies consistently applied.”

3.	Term and Termination. The following new Section 7.10 is added following Section 7.9 of the Agreement:

“7.10 Direct License.  Notwithstanding anything to the contrary herein, in the event that either Party provides notice to the other Party of termination of this Agreement or this Agreement is otherwise terminated pursuant to Section 7.2, and if FivePrime has granted any sublicense(s) to any Third Party, then: upon Galaxy’s receipt of a written request from any such sublicensee (the “Request”), which Request may be made any time between [***], if applicable, and [***] after the date this Agreement has terminated (the “Request Period”), such sublicense shall automatically convert into a direct license from Galaxy to the sublicensee, effective as of the termination effective date, with respect to the countries specified in the Request, or if not specified, then with respect to each country to which such termination applies, provided that: (i) such sublicensee is not then in breach of its sublicense agreement with FivePrime; (ii) the terms of such direct license provide Galaxy with rights and benefits that are no less favorable to Galaxy than those rights and benefits that would flow from the sublicense to Galaxy under this Agreement; and (iii) such sublicensee agrees in writing within the Request Period to be bound to Galaxy under the terms and conditions of such direct license, provided such terms and conditions are commercially reasonable.”

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

4.	Miscellaneous.

4.1Full Force and Effect. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

4.2Entire Agreement.  The Agreement, as amended by this Amendment, sets forth the entire understanding of FivePrime and Galaxy relating to the subject matter thereof and supersedes all prior agreements and understandings between FivePrime and Galaxy relating to the subject matter thereof.

4.3Modification.  This Amendment may not be modified or amended in any way unless done so in accordance with Section 10.10 of the Agreement.

4.4Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement.  The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind FivePrime and Galaxy to the terms and conditions of this Amendment.

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

In Witness Whereof, FivePrime and Galaxy have executed this Amendment as of the Amendment Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Aron Knickerbocker Name: Aron Knickerbocker Its: Chief Executive Officer	Galaxy Biotech, LLC By: /s/ Cary Queen Name: Cary Queen Its: President

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.